Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact: Timothy A. Bonang, Vice President, Investor Relations
Elisabeth A. Heiss, Manager, Investor Relations
(617) 796-8245
www.fivestarseniorliving.com

Five Star Quality Care, Inc. Reports First Quarter 2011 Results

Newton, MA (April 28, 2011).  Five Star Quality Care, Inc. (NYSE: FVE) today announced its financial results for the quarter ended March 31, 2011.

First Quarter 2011 Financial Highlights:

•                  Total revenues for the first quarter of 2011 increased 3.2% to $308.3 million from $298.8 million for the same period in the previous year.

•                  Income from continuing operations for the first quarter of 2011 was $5.6 million compared to $4.6 million for the same period in the previous year.

•                  Income per share from continuing operations for the first quarter of 2011 was $0.16 and $0.15 per basic and diluted share, respectively, compared to $0.13 per basic and diluted share for the same period in the previous year.

•                  Earnings before interest, taxes, depreciation and amortization, or EBITDA, for the first quarter of 2011 was $10.5 million compared to $9.0 million for the same period in the previous year.  A reconciliation of income from continuing operations determined in accordance with U.S. generally accepted accounting principles, or GAAP, to EBITDA for the quarters ended March 31, 2011 and 2010 appears later in this press release.

First Quarter 2011 Operating Highlights (Senior Living Communities):

•                  Senior living occupancy for the first quarter of 2011 was 85.5% compared to 86.2% for the same period in the previous year.

•                  Senior living average daily rate for the first quarter of 2011 increased by 3.5% to $152.05 from $146.97 for the same period in the previous year.

•                  The percentage of senior living revenue derived from residents’ private resources for the first quarter of 2011 decreased to 71.2% from 72.8% for the same period in the previous year.

•                  For those senior living communities that were operated continuously since January 1, 2010 (comparable communities), occupancy for the first quarter of 2011 was 85.4% compared to 86.2% for the same period in the previous year.

•                  The average daily rate at comparable communities for the first quarter of 2011 increased by 3.7% to $152.36 from $146.97 in the same period the previous year.

Conference Call:

On April 28, 2011 at 10:00 a.m. Eastern Daylight Time, Bruce J. Mackey Jr., President and Chief Executive Officer, and Paul V. Hoagland, Chief Financial Officer, will host a conference call to discuss the first quarter financial results.  Following the Company’s remarks, there will be a question and answer period.

The conference call telephone number is (800) 230-1059.  Participants calling from outside the United States and Canada should dial (612) 234-9960. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call.  A replay of the conference call will be available through 11:59 p.m. Eastern Daylight Time Tuesday, May 10, 2011. To hear the replay, dial (800) 475-6701.  The replay pass code is 179317.

A live audio webcast of the conference call will also be available in a listen only mode on the Company’s website at www.fivestarqualitycare.com.  Participants wanting to access the webcast should visit the Company’s website about five minutes before the call.  The archived webcast will be available for replay on the Company’s website for about one week after the call.

About Five Star Quality Care, Inc.:

Five Star Quality Care, Inc. is a senior living and healthcare services company.  Five Star owns or leases and operates 210 senior living communities with 22,291 living units located in 29 states.  These communities include independent living, assisted living and skilled nursing communities.  Five Star also operates five institutional pharmacies and two rehabilitation hospitals.  Five Star is headquartered in Newton, Massachusetts.

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Supplemental Information

FIVE STAR QUALITY CARE, INC.

CONDENSED CONSOLIDATED STATEMENT OF INCOME

 (in thousands, except share data)

(unaudited)

	Three months ended March 31,
	2011	2010
Revenues:
Senior living revenue	$263,379	$255,215
Rehabilitation hospital revenue	25,625	24,052
Institutional pharmacy revenue	19,337	19,577
Total revenues	308,341	298,844

Operating expenses:
Senior living wages and benefits	130,337	126,079
Other senior living operating expenses	63,349	62,234
Rehabilitation hospital expenses	24,053	22,657
Institutional pharmacy expenses	18,889	19,022
Rent expense	47,662	46,708
General and administrative	13,670	13,147
Depreciation and amortization	4,311	3,886
Total operating expenses	302,271	293,733

Operating income	6,070	5,111

Interest, dividend and other income	319	662
Interest and other expense	(501)	(659)
Gain on investments in trading securities	—	669
Loss on UBS put right related to auction rate securities	—	(670)
Equity in income (losses) of Affiliates Insurance Company	37	(28)
Gain on sale of available for sale securities	76	—

Income from continuing operations before income taxes	6,001	5,085
Provision for income taxes	(379)	(493)
Income from continuing operations	5,622	4,592
Loss from discontinued operations	(1,489)	(507)

Net income	$4,133	$4,085

Weighted average shares outstanding - basic	36,020	35,669

Weighted average shares outstanding - diluted	38,909	39,492

Basic income per share from:
Continuing operations	$0.16	$0.13
Discontinued operations	(0.04)	(0.01)
Net income per share - basic	$0.12	$0.12

Diluted income per share from:
Continuing operations	$0.15	$0.13
Discontinued operations	(0.04)	(0.01)
Net income per share - diluted	$0.11	$0.12

FIVE STAR QUALITY CARE, INC.

CONDENSED CONSOLIDATED BALANCE SHEET DATA

(in thousands, except share data)

(unaudited)

	March 31, 2011	December 31, 2010
Assets
Current assets:
Cash and cash equivalents	$26,008	$20,770
Accounts receivable, net of allowance	64,419	64,806
Investments in available for sale securities	14,062	13,854
Restricted cash	6,838	6,594
Acquisition deposits	13,000	—
Prepaid expenses and other current assets	19,872	17,084
Assets of discontinued operations	12,542	12,857
Total current assets	156,741	135,965

Property and equipment, net	201,277	201,223
Restricted cash	15,771	14,535
Restricted investments in available for sale securities	3,359	3,259
Goodwill, equity investment and other long term assets	24,547	24,812
Total assets	$401,695	$379,794

Liabilities and Shareholders’ Equity
Current liabilities	$155,334	$137,911
Convertible senior notes	37,282	37,905
Other long term liabilities	39,581	39,211
Shareholders’ equity - 36,019,864 shares issued and outstanding at March 31, 2011 and December 31, 2010	169,498	164,767
Total liabilities and shareholders’ equity	$401,695	$379,794

FIVE STAR QUALITY CARE, INC.

SENIOR LIVING COMMUNITY OPERATING DATA(1)

(dollars in thousands, except average daily rate)

	Three months ended
	March 31,
	2011	2010

Number of communities (end of period)	210	209
Number of living units (end of period)	22,291	22,181
Number of living units % growth	0.5%

Occupancy	85.5%	86.2%
Average daily rate (ADR)	$152.05	$146.97
ADR % growth	3.5%

Percent breakdown of net senior living revenues:
Medicare	16.0%	14.2%
Medicaid	12.8%	13.0%
Private and other sources	71.2%	72.8%
Total	100.0%	100.0%

Senior living revenues	$263,379	$255,215
Senior living revenues % growth	3.2%

Senior living wages and benefits	$130,337	$126,079
Senior living wages and benefits as a % of senior living revenues	49.5%	49.4%
Other senior living operating expenses	$63,349	$62,234
Other senior living operating expenses as a % of senior living revenues	24.1%	24.4%
Community expenses(2) % growth	2.9%

(1)    Excludes data for institutional pharmacy, rehabilitation hospital operations and discontinued senior living operations.

(2)             Community expenses consist of senior living wages and benefits and other senior living operating expenses as shown on our condensed consolidated statement of income.

FIVE STAR QUALITY CARE, INC.

COMPARABLE SENIOR LIVING COMMUNITY OPERATING DATA(1)

(dollars in thousands, except average daily rate)

	Three months ended
	March 31,(2)
	2011	2010

Number of communities (end of period)	209	209
Number of living units (end of period)	22,181	22,181

Occupancy	85.4%	86.2%
Average daily rate (ADR)	$152.36	$146.97
ADR % growth	3.7%

Percent breakdown of net senior living revenues:
Medicare	16.1%	14.2%
Medicaid	12.8%	13.0%
Private and other sources	71.1%	72.8%
Total	100.0%	100.0%

Senior living revenues	$262,440	$255,215
Senior living revenues % growth	2.8%

Senior living wages and benefits	$129,921	$126,079
Senior living wages and benefits as a % of senior living revenues	49.5%	49.4%
Other senior living operating expenses	$63,126	$62,234
Other senior living operating expenses as a % of senior living revenues	24.1%	24.4%
Community expenses(3) % growth	2.5%

(1)    Excludes data for institutional pharmacy, rehabilitation hospital operations and discontinued senior living operations.

(2)    Communities that we have operated continuously since January 1, 2010.

(3)             Community expenses consist of senior living wages and benefits and other senior living operating expenses as shown on our condensed consolidated statement of income.

FIVE STAR QUALITY CARE, INC.

SENIOR LIVING COMMUNITY FINANCIAL DATA(1)

(dollars in thousands, except average daily rate)

	Three months ended
	March 31,
	2011	2010

Independent and assisted living community revenue(2)	$208,356	$201,770
Skilled nursing facility revenue	55,023	53,445
Total senior living revenue	$263,379	$255,215

Independent and assisted living community wages and benefits	$95,821	$91,700
Skilled nursing facility wages and benefits	34,516	34,379
Total senior living wages and benefits	$130,337	$126,079

Independent and assisted living community operating expenses	$50,035	$49,472
Skilled nursing facility operating expenses	13,314	12,762
Total other senior living operating expenses	$63,349	$62,234

(1)    Excludes data for discontinued senior living operations.

(2)             Includes rehabilitation and other specialty service revenues provided at residential facilities and expenses associated with our captive insurance company.

COMPARABLE SENIOR LIVING COMMUNITY FINANCIAL DATA(1)

	Three months ended
	March 31,
	2011	2010

Independent and assisted living community revenue(2)	$207,417	$201,770
Skilled nursing facility revenue	55,023	53,445
Total senior living revenue	$262,440	$255,215

Independent and assisted living community wages and benefits	$95,405	$91,700
Skilled nursing facility wages and benefits	34,516	34,379
Total senior living wages and benefits	$129,921	$126,079

Independent and assisted living community operating expenses	$49,812	$49,472
Skilled nursing facility operating expenses	13,314	12,762
Total other senior living operating expenses	$63,126	$62,234

(1)    Communities that we have continuiously operated since Janaury 1, 2010 excludes data for discontinued senior living operations.

(2)             Includes rehabilitation and other specialty service revenues provided at residential facilities and expenses associated with our captive insurance company.

FIVE STAR QUALITY CARE, INC.

OTHER OPERATING DATA(1)

(dollars in thousands, except average daily rate)

	Three months ended March 31,
	2011	2010
Number of senior living communities(2) (end of period):
Assisted and independent living communities, owned	24	23
Assisted and independent living communities, leased	148	148
Total number of assisted and independent living communities	172	171

Skilled nursing communities, leased	38	38

Total number of senior living communities	210	209

Number of senior living units (end of period):
Assisted and independent living communities, owned	2,089	1,979
Assisted and independent living communities, leased(3)	16,756	16,756
Total number of assisted and independent living units	18,845	18,735

Skilled nursing communities, leased(4)	3,446	3,446

Total number of senior living units	22,291	22,181

Senior living revenues:
Assisted and independent living communities	$206,035	$199,810
Skilled nursing communities	55,023	53,445
Other(5)	2,321	1,960
Total senior living revenues	$263,379	$255,215

Senior living data:
Assisted and independent living communities occupancy	85.9%	86.5%
Assisted and independent living communities ADR	$141.24	$136.82
Assisted and independent living communities ADR % growth	3.2%

Skilled nursing communities occupancy	83.3%	84.8%
Skilled nursing communities ADR	$213.03	$203.26
Skilled nursing communities ADR % growth	4.8%

Rehabilitation hospital data:
Rehabilitation hospital units	321	321
Rehabilitation hospital occupancy	54.3%	54.7%

(1)    Excludes data for institutional pharmacy operations and discontinued senior living operations.

(2)    Communities are categorized by the type of living units which constitute a majority of the total living units at the community.

(3)             Includes 2,026 skilled nursing units in communities where assisted living and independent living services are the predominant services provided.

(4)             Includes 95 assisted living and independent living units in communities where skilled nursing services are the predominant services provided.

(5)             Other senior living revenues relates primarily to rehabilitation and other specialty service revenues provided at residential facilities and does not include revenues from institutional pharmacy or rehabilitation hospital operations.

FIVE STAR QUALITY CARE, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

 (in thousands, except per share data)

Earnings before interest, taxes, depreciation and amortization, or EBITDA, and EBITDA excluding certain items are not financial measures determined according to U.S. generally accepted accounting principles, or GAAP.  We consider EBITDA and EBITDA excluding certain items to be a meaningful disclosure because we believe that the inclusion of these non-GAAP financial measures may help investors to gain a better understanding of changes in our operating results, and can also help investors who wish to make comparisons between us and other companies on both a GAAP and a non-GAAP basis. EBITDA and EBITDA excluding certain items as presented may not, however, always be comparable to amounts calculated by other companies. These non-GAAP financial measures are used by management to evaluate financial performance and resource allocation for our communities and for us as a whole and for comparing such performance to that of prior periods and to the performance of our competitors.  This information should not be considered as an alternative to net income or any other financial operating or performance measure established by GAAP.  The reconciliation of income from continuing operations to EBITDA and EBITDA excluding certain items is as follows:

	For the three months
	ended March 31,
	2011	2010
Income from continuing operations	$5,622	$4,592
Add: interest and other expense	501	659
Add: income tax expense	379	493
Add: depreciation and amortization	4,311	3,886
Less: interest, dividend and other income	(319)	(662)
EBITDA	10,494	8,968
Less: gain on sale of investments in available for sale securities	(76)	—
Add: loss on UBS put right related to auction rate securities	—	670
Less: gain on investments in trading securities	—	(669)
EBITDA excluding certain items	$10,418	$8,969